Exhibit 10.1

EXECUTION VERSION

SEVENTH AMENDMENT

TO THE CREDIT AGREEMENT AND FIRST AMENDMENT TO THE GUARANTEE

AND COLLATERAL AGREEMENT

THIS SEVENTH AMENDMENT TO THE CREDIT AGREEMENT AND FIRST AMENDMENT TO THE GUARANTEE AND COLLATERAL AGREEMENT, dated as of December 11, 2013 (this “Amendment”), to (i) the Credit Agreement, dated as of June 17, 2011 (as previously amended, the “Credit Agreement”) and (ii) the Guarantee and Collateral Agreement, dated as of June 17, 2011 (as modified, amended or otherwise supplemented prior to the date hereof, the “Guarantee and Collateral Agreement”), and entered into by, among others, SemGroup Corporation, as the Borrower (the “Borrower”), certain subsidiaries of the Borrower, as Guarantors, the lenders party thereto (the “Lenders”) and The Royal Bank of Scotland plc, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”) for the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower desires to (i) amend the Credit Agreement to extend the Revolving Facility Maturity Date of all or a portion of the aggregate principal amount of the outstanding Revolving Facility Loans (the “Extended Maturity Date”), subject to the terms and conditions set forth herein, and (ii) amend certain other provisions of the Credit Agreement and the Guarantee and Collateral Agreement as specified below (the “Specified Amendments”);

WHEREAS, the Loan Parties have requested that the Lenders agree to amend certain provisions of the Credit Agreement in order to permit each of the Extended Maturity Date and the Specified Amendments; and

WHEREAS, subject to certain conditions, the Lenders are willing to agree to such amendments relating to the Credit Agreement and the Guarantee and Collateral Agreement.

NOW, THEREFORE, in consideration of the promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendments to the Credit Agreement

(a) The definition of “Applicable Margin” appearing in Section 1.01 of the Credit Agreement is hereby amended by amending and restating the first paragraph in its entirety and the table appearing therein, as follows:

“Applicable Margin” shall mean for any day (a) for any Incremental Revolving Loan, the applicable margin per annum set forth in the joinder agreement with respect thereto and (b) with respect to any Eurodollar Loan under the Revolving Facility Loans, 2.50% and with respect to any ABR Loan under the Revolving Facility Loans, 1.50%

from the Seventh Amendment Effective Date until the date the financial statements relating to the quarter ending December 31, 2013 are delivered pursuant to Section 5.04(a), and thereafter the applicable margin per annum set forth below under the caption “Revolving Facility ABR Loans”, or “Revolving Facility Eurodollar Loans”, as applicable, based upon the Leverage Ratio as of the last date of the most recent fiscal quarter of the Borrower:

Leverage Ratio:	Revolving Facility ABR Loans	Revolving Facility Eurodollar Loans
Category 1: Greater than 4.50 to 1.00	2.25%	3.25%
Category 2: Less than or equal to 4.50 to 1.00 but greater than 4.00 to 1.00	2.00%	3.00%
Category 3: Less than or equal to 4.00 to 1.00 but greater than 3.50 to 1.00	1.75%	2.75%
Category 4: Less than or equal to 3.50 to 1.00 but greater than 3.00 to 1.00	1.50%	2.50%
Category 5: Less than or equal to 3.00 to 1.00 but greater than 2.50 to 1.00	1.25%	2.25%
Category 6: Less than or equal to 2.50 to 1.00	1.00%	2.00%

(b) The definition of “Available Cash” is hereby amended by deleting each reference to “Cash Equivalents” in clause (i) thereof and replacing it with “cash equivalents” in lieu thereof.

(c) Section 1.01 of the Credit Agreement is hereby amended by amending the definition of “EBITDA” as follows: deleting the phrase “described in subclauses (i) through (xi) of this clause” and replacing it with “described in subclauses (i) through (ix) of this clause”; deleting the “and” at the end of subclause (vii); adding an “and” at the end of subclause (viii); and adding a new subclause (ix) as follows:

“(ix) Material Project EBITDA Adjustments with respect to Material Projects;”

(d) Section 1.01 of the Credit Agreement is hereby amended by amending and restating the penultimate sentence of the definition of “Revolving Facility Commitment” in its entirety as follows:

“The aggregate amount of the Revolving Facility Commitments on the Seventh Amendment Effective Date is U.S.$500.0 million.”

(e) Section 1.01 of the Credit Agreement is hereby amended by amending and restating subclause (b) of the definition of “Permitted Junior Debt” in its entirety as follows:

“(b) senior unsecured Indebtedness issued or incurred by the Borrower or a Restricted Subsidiary,”

(f) Section 1.01 of the Credit Agreement is hereby amended by deleting the following defined terms and their definitions: “Incremental Term Facility Commitments”, “Incremental Revolving Facility Commitments”, “Incremental Term Lender”, “Incremental Term Loans”, and “Risk Management Policy Amendments”.

(g) Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety as follows:

“Adjusted Eurodollar Rate” shall mean for any Interest Period with respect to any Eurodollar Loan, an interest rate per annum equal to (a) the Eurodollar Rate for such Interest Period multiplied by (b) the Statutory Reserves.

“Alternate Base Rate” shall mean (a) in respect of applicable Term Loan A Loans and Revolving Facility Loans, the greatest of (i) the rate of interest per annum determined by the Administrative Agent from time to time as the prime commercial lending rate for U.S. Dollar loans in the United States for such day (the “Prime Rate”), (ii) the Federal Funds Effective Rate plus 0.50% per annum, and (iii) the Adjusted Eurodollar Rate as of such date (or if such date is not a Business Day, the immediately preceding Business Day) for a one-month Interest Period plus 1.00% per annum and (b) in respect of applicable Term Loan B Loans, the greater of 2.25% and the rate as determined pursuant to clause (a) above. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Eurodollar Rate shall be effective from and including the date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Eurodollar Rate, respectively.

“Consolidated Debt” at any date shall mean (without duplication) all Indebtedness consisting of Capital Lease Obligations, Indebtedness for borrowed money, Indebtedness in respect of the deferred purchase price of property or services and unreimbursed payment obligations, contingent or otherwise, of any Person as an account party in respect of drawn letters of credit (other than letters of credit, bank guarantees or similar instruments in respect of which a back-to-back letter of credit has been issued under or as permitted by the Loan Documents under which no Loan Party is an account party), in each case, of the Borrower and its Restricted Subsidiaries determined on a consolidated basis on such date.

“Eurodollar Rate” shall mean for any Interest Period with respect to any Eurodollar Loan the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on Reuters or such other commercially available source as may be designated by the Administrative Agent from time to time (or any successor thereto) that displays the British Bankers Association Interest Settlement Rate (or any other Person which takes over the administration of that rate) for deposits in U.S. Dollars

(for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period (or, in the case of clause (iii) of the definition of Alternate Base Rate, approximately 11:00 a.m. (London time) on the date referenced in such clause (iii)).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Material Subsidiary” shall mean each Restricted Subsidiary of the Borrower now existing or hereafter acquired or formed by the Borrower which, on a consolidated basis for such Restricted Subsidiary and its Subsidiaries, (i) for the applicable Calculation Period accounted for more than 5% of the consolidated revenues of the Borrower and its Restricted Subsidiaries or (ii) as of the last day of such Calculation Period, was the owner of more than 5% of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries; provided that at no time shall the total assets of all Restricted Subsidiaries of the Borrower that are not Material Subsidiaries exceed, for the applicable Calculation Period, 5% of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries.

“MLP Transfer Requirements” shall mean the requirement that, as of the date of any MLP Transfer, the Borrower shall be in compliance with the Financial Performance Covenants for the most recently completed fiscal quarter of the Borrower ending on or prior to such date (as determined on a Pro Forma Basis after giving effect to such applicable MLP Transfer and excluding Net Proceeds and any projected distributions from the MLP Entity attributable to such MLP Transfer, but after giving effect to any prepayment of the Loans with such Net Proceeds).

“Prior Liens” shall mean those Liens and other encumbrances (A) permitted by paragraphs (a), (c), (d), (e), (f), (g), (h), (i), (j), (m), (n), (o), (p), (q), (r), (u), (v), (y), (aa), (bb), (dd), (ee) or (gg) of Section 6.02, (B) consisting of deposits or other Liens on cash or Permitted Investments permitted by any paragraph of Section 6.02 (without prejudice to the requirements of the proviso in paragraph (l) of Section 6.02), or (C) that otherwise have priority over the liens in favor of the Collateral Agent by operation of law; provided, that licenses permitted under paragraphs (q) or (ee) of Section 6.02 shall be deemed “Prior Liens” solely to the extent that such licenses are nonexclusive.

“Revolving Facility Maturity Date” shall mean the earlier of (a) the fifth anniversary of the Seventh Amendment Effective Date and (b) the date on which the entire outstanding principal amount of the Revolving Facility Loans, with all unpaid interest, fees, charges and costs, shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Term Loan” shall mean a Term Loan A Loan or a Term Loan B Loan, as applicable.

(h) Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in alphabetical order therein:

“Commercial Operation Date” shall mean the date of the mechanical completion and entering into commercial operation of a Material Project.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration designated pursuant to Section 6.05, measured at the time received and without giving effect to subsequent changes in value, less the amount of cash or Permitted Investments received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Exchange” shall mean any exchange by Borrower or any Restricted Subsidiary of operating assets for other operating assets, in each case with a fair market value not to exceed $250,000 with respect to any single “Exchange” or series of related “Exchanges” and, subject to the last sentence of this definition, of comparable value and use to those assets being exchanged, including exchanges involving the transfer or acquisition (or both transfer and acquisition) of Equity Interests of a Person. It is understood and agreed that exchanges of the kind described above as to which a portion of the consideration paid or received is in the form of cash shall nevertheless constitute “Exchanges” for the purposes of this Agreement.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Material Project” shall mean the construction or expansion of any capital project of the Borrower or any Restricted Subsidiary, the aggregate capital cost of which exceeds, or is reasonably expected by the Borrower to exceed, $15,000,000.

“Material Project EBITDA Adjustment” shall mean, with respect to each Material Project of the Borrower or a Restricted Subsidiary:

(x) prior to the Commercial Operation Date of a Material Project (but including the fiscal quarter in which such Commercial Operation Date occurs), a percentage (equal to the then current completion percentage of such Material Project) of an amount to be approved by the Administrative Agent as the projected EBITDA of the Borrower and its Restricted Subsidiaries with respect to such Material Project for the first 12-month period following the scheduled Commercial Operation Date of such Material Project (such amount to be determined on predominantly fee based contracts relating to such Material Project, the creditworthiness of the other party(ies) to such contracts, and projected revenues from such contracts, capital costs and expenses, scheduled Commercial Operation Date, and other factors reasonably deemed appropriate by the Administrative Agent), which may, at the Borrower’s option, be added to actual EBITDA for the fiscal quarter in which construction of the Material Project commences and for each fiscal quarter thereafter until the Commercial Operation Date of such Material Project (including the fiscal quarter in which such Commercial Operation Date occurs, but net of any actual EBITDA of the Borrower and its Restricted Subsidiaries attributable to such Material Project following such Commercial Operation Date); provided that if the actual Commercial Operation Date does not occur by the scheduled Commercial Operation Date, then the foregoing amount shall be reduced, for quarters ending after the scheduled Commercial Operation Date to (but excluding) the first full quarter after its actual Commercial Operation Date, by the following percentage amounts depending on the period of delay (based on the period of actual delay or then-estimated delay, whichever is longer): (i) 90 days or less, 0%, (ii) longer than 90 days, but not more than 180 days, 25%, (iii) longer than 180 days, but more than 270 days, 50%, and (iv) longer than 270 days, 100%; and

(y) beginning with the first full fiscal quarter following the Commercial Operation Date of a Material Project and for two immediately succeeding fiscal quarters, an amount to be approved by the Administrative Agent (approval not to be unreasonably withheld, delayed or conditioned) as the projected EBITDA of the Borrower and its Restricted Subsidiaries attributable to such Material Project (determined in the same manner as set forth in clause (x) above) for the balance of the four full fiscal quarter period following such Commercial Operation Date, which may, at the Borrower’s option, be added to actual EBITDA for such fiscal quarters (but net of any actual EBITDA of the Borrower and its Restricted Subsidiaries attributable to such Material Project following such Commercial Operation Date).

(z) Notwithstanding the foregoing: no such additions shall be allowed with respect to any Material Project unless: (i) not later than 30 days or such lesser number of days as may be agreed to by the Administrative Agent in its sole discretion prior to the delivery of any Compliance Certificate required by Section 5.04 (c), to the extent Material Project EBITDA Adjustments will be made to EBITDA in determining compliance with Financial Performance Covenants, the Borrower shall have delivered to the Administrative Agent written pro forma projections of EBITDA of the Borrower and its Restricted Subsidiaries attributable to such Material Project, (ii) prior to the date such Compliance Certificate is required to be delivered, the Administrative Agent shall have approved (such approval not to be unreasonably withheld, conditioned or delayed) such projections and shall have received such other information and documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent, and (iii) the aggregate amount of all Material Project EBITDA Adjustments during any period shall be limited to 20% of the total actual EBITDA of the Borrower and its Restricted Subsidiaries for such period (which total actual EBITDA shall be determined without including any Material Project EBITDA Adjustments).

“Seventh Amendment Effective Date” shall mean December 11, 2013.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

(i) Sections 2.10(a) of the Credit Agreement is hereby amended by deleting the parenthetical “(plus any additional principal amount of Incremental Term Loans that are Term Loan A Loans)” contained therein.

(j) Sections 2.10(b) of the Credit Agreement is hereby amended by deleting the parenthetical “(plus any additional principal amount of Incremental Term Loans that are Term Loan B Loans)” contained therein.

(k) Section 2.11(i) of the Credit Agreement is hereby amended by amending and restating it in its entirety as follows:

“The Borrower shall apply 100% of the net cash proceeds received by it or any of its subsidiaries from the issuance and sale of the Senior Notes in any event within five (5) Business Days of receipt thereof to repay the Loans, which proceeds will be applied ratably among the Revolving Facility Lenders to prepay any Revolving Facility Loans (and all accrued and unpaid interest thereon) then outstanding (without a permanent reduction of any Revolving Facility Commitments).”

(l) Section 2.12(a) of the Credit Agreement is hereby amended by amending and restating it in its entirety as follows:

“(a) The Borrower agrees to pay to each Revolving Facility Lender, without duplication of any other amounts paid to such Lender (other than any Defaulting Lender), through the Administrative Agent, three (3) Business Days after the last day of March, June, September and December of each year, and on the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a commitment fee (a “Commitment Fee”) on the daily amount of the Available Unused Commitment of such Revolving Facility Lender during the preceding quarter up until the last day of such quarter (or other period commencing with the Closing Date (or the last date on which such fee was paid) and ending with the last day of such quarter or the Revolving Facility Maturity Date or the date on which the last of the Commitments of such Revolving Facility Lender shall be terminated, as applicable) at the rate per annum set forth below under the caption “Commitment Fee” based upon the Leverage Ratio as of the last date of the most recent fiscal quarter of the Borrower; provided, that for the period commencing with the Seventh Amendment Effective Date and ending on the date the financial statements relating to the quarter ending December 31, 2013 are delivered pursuant to Section 5.04(a), the Commitment Fee shall be 0.375%:

Leverage Ratio	Commitment Fee
Category 1: Greater than 4.50 to 1.00	0.50%
Category 2: Less than or equal to 4.50 to 1.00 but greater than 4.00 to 1.00	0.50%
Category 3: Less than or equal to 4.00 to 1.00 but greater than 3.50 to 1.00	0.50%
Category 4: Less than or equal to 3.50 to 1.00 but greater than 3.00 to 1.00	0.375%
Category 5: Less than or equal to 3.00 to 1.00 but greater than 2.50 to 1.00	0.375%
Category 6: Less than or equal to 2.50 to 1.00	0.375%

All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Revolving Facility Lender shall begin to accrue on the Closing Date and shall cease to accrue on the date on which the last of the Commitments of such Lender shall be terminated as provided herein.”

(m) Section 2.15(b) of the Credit Agreement is hereby amended by amending and restating it in its entirety as follows:

“(b) If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or any of the Loans made by, or participations in Revolving Letters of Credit held by, such Lender, or the Revolving Letters of Credit issued by such Issuing Bank or as a consequence of the Commitments to make any of the foregoing, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower shall pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered in connection therewith.”

(n) Section 2.20 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Incremental Facilities. (a) At any time following the Seventh Amendment Effective Date, the Borrower may, by written notice to the Administrative Agent, elect to request an increase to the Revolving Facility Commitments (each such increase, an “Incremental Commitment”), in effect on the Seventh Amendment Effective Date, in an aggregate principal amount, collectively, not to exceed U.S.$300 million. Any Borrowing under an Incremental Commitment shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than U.S.$10.0 million (the “Incremental Loans”). Such notice shall specify the date (an “Increased Amount Date”) on which the Borrower proposes that the Incremental Commitments shall be made available, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent). The Borrower shall notify the Administrative Agent in writing of the identity of each Lender or other financial institution (which in any event shall not be the Borrower or an Affiliate of the Borrower) reasonably acceptable to the Administrative Agent and the Issuing Banks (each, an “Incremental Revolving Facility Lender” or an “Incremental Lender”) to whom the Incremental Commitments have been (in accordance with the prior sentence) allocated and the amounts of such allocations; provided that any Lender approached to provide all or a portion of the Incremental Commitments may elect or decline, in its sole discretion, to provide an Incremental Commitment. Such Incremental Commitments shall become effective as of such Increased Amount Date, provided that (i) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such Incremental Commitments; (ii) the representations and warranties contained in Article III and the other Loan Documents shall be true and correct in all material respects on and as of the Increased Amount Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date; (iii) the Incremental Loans shall rank pari passu in right of payment and of security with the Loans; (iv) such Incremental Commitments shall be evidenced by one or more joinder agreements executed and delivered to Administrative Agent by each Incremental Lender, as applicable, and each shall be recorded in the register, each of which shall be reasonably satisfactory to the Administrative Agent and subject to the requirements set forth in Section 2.17(e); (v) the Borrower shall make any payments required pursuant to Section 2.16 in connection with the provisions of the Incremental Commitments; (vi) the Borrower and its Affiliates shall not be permitted to commit to or participate in any Incremental Commitments or any Incremental Loans; (vii) any Incremental Loans shall be treated substantially the same as the existing Loans (in each case, including with respect to mandatory and voluntary prepayments); (viii) if the all-in yield (as reasonably determined by the Administrative Agent and the Borrower to be equal to the sum of (A) the margin above the Eurodollar Rate on such Incremental Loans, (B) if such Incremental Loans are initially made at a discount or the Lenders making the same receive a fee directly or indirectly from the Borrower or any Subsidiary for doing so but excluding any arrangement fees not paid to the Lenders thereof generally (the amount of such discount or fee, expressed as a percentage of the Incremental Loans, being referred to herein as “OID”), the amount of such OID (based on an assumed four year weighted average life) and (C) any minimum Alternate Base Rate or Adjusted Eurodollar Rate applicable to such Incremental Loans) (the “All-In Yield”) for any Incremental Loan exceeds the then applicable All-In Yield for the Revolving Facility Loans by more than 50 basis points (the excess of (A) such All-In Yield for the Incremental Loans over (B) the All-In Yield for the Revolving Facility Loans, plus 50 basis points being the relevant “Margin Differential”), then each Applicable Margin for the Revolving Facility Loans, for each adversely affected existing Revolving Facility shall automatically be increased by the Margin Differential effective upon the making of the Incremental Loan; and (ix) except as otherwise provided in this clause (a), the terms and conditions applicable to Incremental Loans shall not be materially different from those of the Revolving Facility Loans. Each of the parties hereto hereby agrees that, upon the effectiveness of any joinder agreements in connection with any Incremental Commitments as described in the preceding sentence, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Commitments and the Incremental Loans evidenced thereby, and the Administrative Agent and the Borrower may revise this Agreement to evidence such amendments without the consent of any Lender.

Notwithstanding the foregoing, the Borrower hereby agrees that the availability of Incremental Commitments shall be subject to the prior satisfaction of the following conditions: (x) each Loan Party shall have obtained all material consents necessary in connection with such Incremental Commitments and the transactions contemplated by any amendments to the Loan Documents entered into in connection therewith; and (y) the Administrative Agent shall have received, on behalf of itself, the Collateral Agent, the Lenders and each Issuing Bank on the applicable Increased Amount Date, favorable written opinions of (x) Gibson, Dunn & Crutcher LLP, special New York counsel for the Loan Parties, and (y) Conner & Winters, LLP, special Oklahoma counsel for the Loan Parties, (A) dated the applicable Increased Amount Date, (B) addressed to each Issuing Bank on the applicable Increased Amount Date, the Administrative Agent, the Collateral Agent and the Lenders, and (C) in form and substance reasonably satisfactory to the Administrative Agent and covering such matters relating to the Incremental Commitments and the Incremental Loans as the Administrative Agent shall reasonably request, and each Loan Party hereby instructs its counsel to deliver such opinions.

(b) On any Increased Amount Date on which Incremental Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (i) each of the existing Revolving Facility Lenders shall assign to each of the Incremental Revolving Facility Lenders, and each of the Incremental Revolving Facility Lenders shall purchase from each of the existing Revolving Facility Lenders, at the principal amount thereof, such interests in the outstanding Revolving Facility Loans and participations in Revolving Letters of Credit outstanding on such Increased Amount Date that will result in, after giving effect to all such assignments and purchases, such Revolving Facility Loans and participations in Revolving Letters of Credit being held by existing Revolving Facility Lenders and Incremental Revolving Facility Lenders ratably in accordance with their Revolving Facility Commitments after giving effect to the addition of such Incremental Commitments to the Revolving Facility Commitments, (ii) each Incremental Commitment shall be deemed for all purposes a Revolving Facility Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Facility Loan and have the same terms as any existing Revolving Facility Loan and (iii) each Incremental Revolving Facility Lender shall become a Lender with respect to the Revolving Facility Commitments and all matters relating thereto.

(c) A portion of the Incremental Commitment may be made available for the issuance of Revolving Letters of Credit in an amount not exceeding the proportional amount of the Revolving L/C Sublimit to the aggregate amount of the Revolving Facility Commitments as of such date.

(d) The Incremental Loans shall be used solely for working capital, capital expenditures and other lawful purposes (including the payment of transaction fees and expenses and for the issuance of Revolving Letters of Credit).

(e) All Incremental Loans made on any Increased Amount Date will be made in accordance with the procedures set forth in Section 2.03.

(f) The Administrative Agent shall notify the Lenders promptly upon receipt of the Borrower’s notice of an Increased Amount Date and, in respect thereof, the Incremental Commitments and the Incremental Lenders.

(g) As a condition precedent to the Borrower’s incurrence of additional Indebtedness pursuant to this Section 2.20, (i) the Borrower shall, and shall cause each Loan Party to, enter into, and deliver to the Administrative Agent and the Collateral Agent, reaffirmations of the guarantees and the security interests and Liens granted by the Loan Parties under the Security Documents in a form reasonably satisfactory to the Administrative Agent and the Collateral Agent and (ii) with respect to any Mortgaged Property, the Borrower shall, and shall cause each Loan Party to, enter into, and deliver to the Administrative Agent and the Collateral Agent, upon the reasonable request of the Administrative Agent and/or the Collateral Agent (x) mortgage modifications or new Mortgages with respect to any Mortgaged Property in each case in proper form for recording in the relevant jurisdiction and in a form reasonably satisfactory to the Administrative Agent and the Collateral Agent and (y) all other items reasonably requested by the Collateral Agent that are reasonably necessary to maintain the continuing perfection or priority of the Lien of the Mortgages as security for such Obligations.”

(o) Section 3.17(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) Schedule 3.17 lists completely and correctly all Material Real Property owned by the Borrower or any other Loan Party on the Seventh Amendment Effective Date and the address or location thereof, including the state in which such property is located.”

(p) Article III of the Credit Agreement is hereby amended by adding a new Section 3.23 therein as follows:

“Section 3.23 Risk Management Policy. The Risk Management Policy is in full force and effect in all material respects. Each of the Borrower and each Restricted Subsidiary has performed all its or their obligations under the Risk Management Policy, in each case except to the extent such non-compliance would not reasonably be expected to have a Material Adverse Effect.

(q) Sections 5.04(j), 5.14(b), and 5.14(c) of the Credit Agreement are hereby deleted in their entirety.

(r) Section 6.04(g) of the Credit Agreement is hereby amended by deleting “Closing Date” and replacing it with “Seventh Amendment Effective Date” in lieu thereof.

(s) Section 6.04(s) of the Credit Agreement is hereby amended by deleting “Fifth Amendment Effective Date” and replacing it with “Seventh Amendment Effective Date” in lieu thereof.

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(t) Section 6.05 of the Credit Agreement is hereby amended by deleting the “and” at the end of clause (k); adding an “and” at the end of clause (l); and adding a new clause (m) as follows:

“(m) sales, transfers or other dispositions of NGL Units, provided that (i) not less than 100% of the Net Proceeds from such dispositions shall be applied to the prepayment of the Loans in accordance with Section 2.11(c)(i), (ii) such disposition is for at least 75% cash consideration, (iii) no Default or Event of Default shall have occurred and be continuing, (vi) the Borrower and its Restricted Subsidiaries shall be in compliance on a Pro Forma Basis with the Financial Performance Covenants, and (v) any such disposition to an Affiliate shall comply with Section 6.07.”

(u) Section 6.05(g) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“sales, transfers, leases or other dispositions of assets not otherwise permitted by this Section 6.05; provided that the aggregate gross proceeds (including noncash proceeds) of any or all assets sold, transferred, leased or otherwise disposed of in reliance upon this paragraph (g) shall not exceed, in any fiscal year of the Borrower, when aggregated with any cash consideration received in respect of any Exchanges in such fiscal year, U.S.50.0 million; provided further that the Net Proceeds thereof are applied in accordance with Section 2.11(c)(i); and provided further that after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;”

(v) Clause (iv) of the last paragraph of Section 6.05 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(iv) no sale, transfer or other disposition of assets in excess of U.S.$5.0 million shall be permitted by paragraph (g) of this Section 6.05 unless such disposition is for at least 75% cash consideration, provided that the Borrower may designate up to U.S.$50.0 million of Designated Non-Cash Consideration over the term of the Revolving Credit Facility to be deemed “cash consideration” for the purposes of determining compliance with this Section 6.05 only;”

(w) Section 6.09(b) is hereby amended and restated in its entirety as follows:

“(b) [Reserved];”

(x) For the purposes of Article VI of the Credit Agreement, each of the permitted exceptions to each of the covenants set forth in such article that is required to be calculated and measured from and after the Closing Date shall, on and following the Seventh Amendment Effective Date, be calculated and measured from and after the Seventh Amendment Effective Date.

(y) Section 9.23(d) of the Credit Agreement is hereby amended by amending and restating the first proviso therein in its entirety as follows:

“provided that, with respect to Secured Swap Agreements relating to commodities, Specified Swap Counterparties shall in no event be entitled to receive any amount under this Section 9.23(d) in excess of the greater of (i) U.S.$75.0 million in the aggregate, and (ii) an amount equal to 50% of the Borrower’s EBITDA for the most recently ended Test Period for which financial statements have been delivered or, with respect to Secured Swap Agreements relating to commodities of any particular Specified Swap Counterparty, in excess of the maximum amount then designated in the Swap Collateral Sharing Acknowledgement to which it is a party;”

(z) Schedule 2.01 is hereby amended and restated in its entirety in the form of Annex A attached hereto.

(aa) Schedule 3.17 is hereby amended and restated in the form of Annex B attached hereto.

(bb) Schedule 6.04 is hereby amended and restated in the form of Annex C attached hereto.

Section 2. Amendments to the Guarantee and Collateral Agreement

(a) Section 1.02 of the Guarantee and Collateral Agreement is hereby amended by amending the definition of “Secured Obligations” by inserting the following parenthetical immediately before the “.” at the end thereof:

“(excluding, for the avoidance of doubt, Excluded Swap Obligations)”

(b) Section 1.02 of the Guarantee and Collateral Agreement is hereby amended by inserting the following definition in alphabetic order therein:

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(c) The following text shall be inserted as a new Section 2.10:

“Section 2.10. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.10, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until a discharge of the Obligations. Each Qualified ECP Guarantor intends that this Section 2.10 constitute, and this Section 2.10 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”

Section 3. Conditions Precedent to the Effectiveness of this Amendment

This Amendment shall become effective as of the date on which each of the following conditions precedent shall have been satisfied (the date of satisfaction of such conditions being referred to herein as the “Seventh Amendment Effective Date”):

(a) the Administrative Agent shall have received this Amendment, duly executed by each of the Borrower, the Guarantors and the Lenders;

(b) the Administrative Agent shall have received a Reaffirmation and Confirmation Agreement, duly executed by each of the Borrower, the Guarantors and the Administrative Agent;

(c) the Administrative Agent shall have received, on behalf of itself, the Collateral Agent, the Lenders and each Issuing Bank on the Closing Date, a favorable written opinion of (i) Gibson, Dunn & Crutcher LLP, special New York counsel for the Loan Parties and (ii) Conner & Winters, LLP, special Oklahoma counsel for the Loan Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent;

(d) the representations and warranties set forth in Article III of the Credit Agreement are and will be true and correct in all material respects on and as of the Seventh Amendment Effective Date, to the same extent as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(e) as of the Seventh Amendment Effective Date, no Event of Default or Default shall have occurred and be continuing;

(f) the Borrower shall have paid all fees and expenses payable to the Lenders and the Administrative Agent hereunder or under any other Loan Document, including as set forth in Section 6 hereof; and

(g) the Borrower shall have obtained all material consents necessary or advisable in connection with the transactions contemplated by this Amendment.

Section 4. Post-Closing Requirements

(a) Within 30 days of the Seventh Amendment Effective Date, or such longer period as may be agreed by the Administrative Agent in its sole discretion, the Loan Parties shall (i) execute, deliver and file or cause to be filed modifications to the Mortgages existing before the Seventh Amendment Effective Date in favor of the Collateral Agent in form reasonably acceptable to Administrative Agent, together with any documents required by the applicable jurisdiction of filing in connection with the recording of such mortgage modifications and (ii) deliver new Mortgages with respect to certain Material Property of the Loan Parties located in the State of Oklahoma, duly authorized and executed, in form for recording in the applicable recording office for such Mortgaged Property, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, together with such other instruments as shall be necessary or appropriate (in the reasonable judgment of the Collateral Agent) to create a Lien under applicable law, all of which shall be in form and substance reasonably satisfactory to Collateral Agent, which Mortgage and other instruments shall be, upon recordation in the applicable recording office, effective to create and/or maintain a first priority Lien on such Mortgaged Property subject to no Liens other than Permitted Encumbrances and Prior Liens.

(b) As soon as possible after the Seventh Amendment Effective Date, but in any event no later than 15 days after the Seventh Amendment Effective Date, or such longer period as may be agreed by the Administrative Agent in its sole discretion, the Loan Parties shall, to the extent any Mortgaged Property is subject to Flood Insurance Laws, deliver updated standard flood hazard determination forms for such Mortgaged Property.

(c) Within 30 days of the Seventh Amendment Effective Date, or such longer period as may be agreed by the Administrative Agent in its sole discretion, the Administrative Agent shall have received, on behalf of itself, the Collateral Agent, the Lenders and each Issuing Bank on the Closing Date, a favorable written opinion of Conner & Winters, LLP in respect of the new Mortgages referred to in clause (a) above, with respect to the enforceability and validity of such Mortgages and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent.

Section 5. Acknowledgment and Consent.

(a) Each Guarantor acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.

(b) Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

Section 6. Reference to and Effect on the Loan Documents

(a) This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof. The Borrower agrees to pay any applicable costs and expenses incurred in connection with this Amendment in accordance with the terms set forth in the Credit Agreement, including Section 9.05 thereof.

(b) Except as specifically amended above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery, effectiveness and performance of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders, the Borrower or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any other provision of any of the Loan Documents or for any purpose.

(d) Each of the Loan Documents, including the Credit Agreement, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby.

Section 7. Execution in Counterparts

This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 8. Governing Law

THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF, THE STATE OF NEW YORK.

Section 9. Headings

Section and Subsection headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

Section 10. Notices

All communications and notices hereunder shall be given as provided in the Credit Agreement.

Section 11. Severability

The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

Section 12. Successors

The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 13. Waiver of Jury Trial

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.

Section 14. Jurisdiction

Each of the parties to this Amendment hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment or the transactions contemplated hereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

SEMGROUP CORPORATION

By:	/s/ Robert N. Fitzgerald
Name: Robert N. Fitzgerald
Title: Senior Vice President and Chief Financial Officer

Subsidiary Guarantors

SEMGROUP EUROPE HOLDING, L.L.C.

By:	SEMGROUP CORPORATION, as sole member

By:	/s/ Robert N. Fitzgerald
Name: Robert N. Fitzgerald
Title: Senior Vice President and Chief Financial Officer

SEMOPERATING G.P., L.L.C.

By:	SEMGROUP CORPORATION, as sole member

By:	/s/ Robert N. Fitzgerald
Name: Robert N. Fitzgerald
Title: Senior Vice President and Chief Financial Officer

[Seventh Amendment to Credit Agreement Signature Page]

SEMGAS, L.P.

By:	SEMOPERATING G.P., L.L.C., as general partner

	By:	SEMGROUP CORPORATION, as sole member

By:	/s/ Robert N. Fitzgerald
Name: Robert N. Fitzgerald
Title: Senior Vice President and Chief Financial Officer

SEMCANADA, L.P.

By:	SEMOPERATING G.P., L.L.C., as general partner

	By:	SEMGROUP CORPORATION, as sole member

By:	/s/ Robert N. Fitzgerald
Name: Robert N. Fitzgerald
Title: Senior Vice President and Chief Financial Officer

SEMCANADA II, L.P.

By:	SEMOPERATING G.P., L.L.C., as general partner

	By:	SEMGROUP CORPORATION, as sole member

By:	/s/ Robert N. Fitzgerald
Name: Robert N. Fitzgerald
Title: Senior Vice President and Chief Financial Officer

[Seventh Amendment to Credit Agreement Signature Page]

SEMMATERIALS, L.P.

By:	SEMOPERATING G.P., L.L.C., as general partner

	By:	SEMGROUP CORPORATION, as sole member

By:	/s/ Robert N. Fitzgerald
Name: Robert N. Fitzgerald
Title: Senior Vice President and Chief Financial Officer

SEMMEXICO, L.L.C.

By:	SEMMATERIALS, L.P., as sole member

	By:	SEMOPERATING G.P., L.L.C., as general partner

		By:	SEMGROUP CORPORATION, as sole member

By:	/s/ Robert N. Fitzgerald
Name: Robert N. Fitzgerald
Title: Senior Vice President and Chief Financial Officer

[Seventh Amendment to Credit Agreement Signature Page]

ROSE ROCK MIDSTREAM HOLDINGS, LLC

By:	/s/ Robert N. Fitzgerald
Name: Robert N. Fitzgerald
Title: Senior Vice President and Chief Financial Officer

SEMDEVELOPMENT, L.L.C.

By:	SemGroup Corporation, as sole member

By:	/s/ Robert N. Fitzgerald
Name: Robert N. Fitzgerald
Title: Senior Vice President and Chief Financial Officer

WATTENBURG HOLDING, LLC,
GLASS MOUNTAIN HOLDING, LLC

By:	SemDevelopment, L.L.C., as general partner

	By:	SemGroup Corporation, as sole member

By:	/s/ Robert N. Fitzgerald
Name: Robert N. Fitzgerald
Title: Senior Vice President and Chief Financial Officer

[Seventh Amendment to Credit Agreement Signature Page]

MID-AMERICA MIDSTREAM GAS SERVICES, L.L.C.

By:	SEMGAS, L.P., as sole member

	By:	SEMOPERATING G.P., L.L.C., as general Partner

		By:	SEMGROUP CORPORATION, as sole member

By:	/s/ Robert N. Fitzgerald
Name: Robert N. Fitzgerald
Title: Senior Vice President and Chief Financial Officer

[Seventh Amendment to Credit Agreement Signature Page]

THE ROYAL BANK OF SCOTLAND PLC,
as Administrative Agent and Collateral Agent

By:	/s/ Sanjay Remond
Name: Sanjay Remond
Title: Authorised Signatory

[Seventh Amendment to Credit Agreement Signature Page]

THE ROYAL BANK OF SCOTLAND PLC,
as a Lender

By:	/s/ Sanjay Remond
Name: Sanjay Remond
Title: Authorised Signatory

[Seventh Amendment to Credit Agreement Signature Page]

Barclays Bank PLC,
as a Lender

By:	/s/ Vanessa Kurbatskiy
Name: Vanessa Kurbatskiy
Title: Vice President

[Seventh Amendment to Credit Agreement Signature Page]

Citibank, N.A.,
as a Lender

By:	/s/ Todd Mogil
Name: Todd Mogil
Title: Vice President

[Seventh Amendment to Credit Agreement Signature Page]

Deutsche Bank AG New York Branch,
as a Lender

By:	/s/ Chris Chapman
Name: Chris Chapman
Title: Director

By:	/s/ Vanuza Pereira-Bravo
Name: Vanuza Pereira-Bravo
Title: Associate

[Seventh Amendment to Credit Agreement Signature Page]

Royal Bank of Canada,
as a Lender

By:	/s/ Jason York
Name: Jason York
Title: Authorized Signatory

[Seventh Amendment to Credit Agreement Signature Page]

ROYAL BANK OF CANADA,
as Issuing Bank

By:	/s/ Jason S. York
Name: Jason S. York
Title: Authorized Signatory

Revolving L/C Commitment: $35,714,285.71

[Seventh Amendment to Credit Agreement Signature Page]

WELLS FARGO BANK, N.A.,
as a Lender

By:	/s/ Andrew Ostrov
Name: Andrew Ostrov
Title: Director

[Seventh Amendment to Credit Agreement Signature Page]

ABN AMRO CAPITAL USA, LLC,
as a Lender

By:	/s/ Darrell Holley
Name: Darrell Holley
Title: Managing Director

By:	/s/ Casey Lowary
Name: Casey Lowary
Title: Executive Director

[Seventh Amendment to Credit Agreement Signature Page]

BMO Harris Bank, N.A.
as a Lender

By:	/s/ Kevin Utsey
Name: Kevin Utsey
Title: Director

[Seventh Amendment to Credit Agreement Signature Page]

Cadence Bank, N.A.,
as a Lender

By:	/s/ William W. Brown
Name: William W. Brown
Title: Senior Vice President

[If a second signature is required]

By:
Name:
Title:

[Seventh Amendment to Credit Agreement Signature Page]

CAPITAL ONE NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Christopher Kuna
Name: Christopher Kuna
Title: Vice President

[Seventh Amendment to Credit Agreement Signature Page]

Compass Bank,
as a Lender

By:	/s/ Kathleen J. Bowen
Name: Kathleen J. Bowen
Title: Senior Vice President

[Seventh Amendment to Credit Agreement Signature Page]

SUNTRUST BANK,
as a Lender

By:	/s/ Scott Mackey
Name: Scott Mackey
Title: Director

[Seventh Amendment to Credit Agreement Signature Page]

The Bank of Nova Scotia,
as a Lender

By:	/s/ Mark Sparrow
Name: Mark Sparrow
Title: Director

[If a second signature is required]

By:
Name:
Title:

[Seventh Amendment to Credit Agreement Signature Page]

BOKF, NA D/B/A BANK OF OKLAHOMA,
as a Lender

By:	/s/ Linda J. Bridges
Name: Linda J. Bridges
Title: Commercial Lending Officer

[Seventh Amendment to Credit Agreement Signature Page]

Credit Agricole Corporate and Investment Bank, as a Lender

By:	/s/ Zali Win
Name: Zali Win
Title: Managing Director

By:	/s/ Rosa Santini
Name: Rosa Santini
Title: Vice President

[Seventh Amendment to Credit Agreement Signature Page]

MORGAN STANLEY BANK, N.A.,
as a Lender

By:	/s/ Kelly Chin
Name: Kelly Chin
Title: Authorized Signatory

[Seventh Amendment to Credit Agreement Signature Page]

UBS AG, STAMFORD BRANCH,
as a Lender

By:	/s/ Lana Gifas
Name: Lana Gifas
Title: Director

By:	/s/ Jennifer Anderson
Name: Jennifer Anderson
Title: Associate Director

[Seventh Amendment to Credit Agreement Signature Page]

Annex A

See attached.

SCHEDULE 2.01

to Credit Agreement

Commitments

	Lender	Revolver Allocation	Revolving L/C Commitment
1	The Royal Bank of Scotland plc	$33,000,000	$35,714,285.72
2	Barclays Bank PLC	$33,000,000	$35,714,285.72
3	Citibank, N.A.	$33,000,000	$35,714,285.72
4	Deutsche Bank AG New York Branch	$33,000,000	$35,714,285.71
5	Royal Bank of Canada	$33,000,000	$35,714,285.71
6	UBS AG, Stamford Branch	$33,000,000	$0
7	Wells Fargo Bank, National Association	$33,000,000	$35,714,285.71
8	ABN AMRO Capital USA LLC	$29,000,000	$0
9	BMO Harris Financing, Inc.	$29,000,000	$0
10	Cadence Bank, N.A.	$29,000,000	$0
11	Capital One, National Association	$29,000,000	$0
12	Compass Bank	$29,000,000	$0
13	SunTrust Bank	$29,000,000	$0
14	The Bank of Nova Scotia	$29,000,000	$0
15	BOKF, NA d/b/a/ Bank of Oklahoma	$22,000,000	$0
16	Credit Agricole Corporate and Investment Bank	$22,000,000	$0
17	Morgan Stanley Bank, N.A.	$22,000,000	$0
Total		$500,000,000.00	$214,285,714.29

Annex B

See attached.

Schedule 3.17

Material Real Properties Owned as of the Seventh Amendment Effective Date

Loan Party	Description of Location	Address/City/State/Zip Code	County
Mid-America Midstream Gas Services, L.L.C.	Rose Valley I Plant	Lots 6 and 7, Section 6, Township 25N, Range 14W, OK	Woods
SemGas, L.P.	Nash Plant	77867 Coal Road, Nash, OK 73762	Grant
SemGas, L.P.	Hopeton Plant	45511 Dewey Road, Dacoma, OK 73731	Woods
SemGas, L.P.	Sherman Plant	880 Plainview Road, Sherman, TX 75092	Grayson

Annex C

See attached.

Schedule 6.04

Investments existing as of the Seventh Amendment Effective Date:

Investments in SemLogistics in the amount of $15,000,000.

Investments in Alpine Energy in the amount of $12,472,000.

Investments in the Glass Mountain Venture in the amount of $114,128,000.

Investments in White Cliffs in the amount of $63,659,980.